SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary  Proxy  Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                              LIFECELL CORPORATION
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies: N/A
     2.   Aggregate number of securities to which transaction applies: N/A
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
     4.   Proposed maximum aggregate value of transaction: N/A
     5.   Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid: N/A
     2.   Form, Schedule or Registration Statement No.: N/A
     3.   Filing Party: N/A
     4.   Date Filed: N/A

                              LIFECELL CORPORATION

                               One Millennium Way
                          Branchburg, New Jersey 08876
                                 (908) 947-1100


                                 April 25, 2003



Dear  Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of LifeCell Corporation ("LifeCell") to be held at 10:00 a.m. EDT, Friday, May 30, 2003, at the Hilton Garden Inn, 500 Promenade Boulevard, Bridgewater, New Jersey 08807.

     This year you will be asked to consider three proposals. The proposals concern (i) the election of directors, (ii) the approval of an amendment to LifeCell's 2000 Stock Option Plan to increase the number of shares of common stock of LifeCell reserved for issuance thereunder from 1,500,000 shares to 3,500,000 shares and (iii) the approval of LifeCell's 2003 Director Stock Option Plan. The proposals are explained more fully in the attached proxy statement, which you are encouraged to read.

     The Board of Directors recommends that you approve these proposals and urges you to return your signed proxy card, or cards, at your earliest convenience, whether or not you plan to attend the annual meeting.

     Thank you for your cooperation.



                                        Sincerely,


                                        /s/ Paul G. Thomas
                                        --------------------------------
                                        Paul G. Thomas
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                              LIFECELL CORPORATION
                               One Millennium Way
                          Branchburg, New Jersey 08876


        Notice of Annual Meeting of Stockholders to Be Held May 30, 2003

     Notice is hereby given that the Annual Meeting of the Stockholders of LifeCell Corporation, a Delaware corporation ("LifeCell"), will be held on Friday, May 30, 2003, at 10:00 a.m. EDT, at the Hilton Garden Inn, 500 Promenade Boulevard, Bridgewater, New Jersey 08807 for the following purposes:

          (1) To elect five directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

          (2) To approve an amendment to LifeCell's 2000 Stock Option Plan to increase the number of shares of LifeCell's common stock reserved for issuance thereunder from 1,500,000 to 3,500,000;

          (3)  To approve the Company's 2003 Director Stock Option Plan; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     These proposals are described in further detail in the attached Proxy Statement. The holders of record of shares of Common Stock and Series B Preferred Stock of the Company at the close of business on April 21, 2003 will be entitled to vote at the Annual Meeting.


                                          By Order of the Board of Directors,


                                          /s/  Steven  T.  Sobieski
                                          -------------------------
                                          Steven  T.  Sobieski
                                          Secretary

April 25, 2003

                              LIFECELL CORPORATION

                                 Proxy Statement
                       for Annual Meeting of Stockholders
                             to Be Held May 30, 2003

     This Proxy Statement is furnished to the Stockholders of LifeCell Corporation ("LifeCell" or the "Company"), One Millennium Way, Branchburg, New Jersey 08876, telephone (908) 947-1100, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on Friday, May 30, 2003, at 10:00 a.m. EDT, at the Hilton Garden Inn, 500 Promenade Boulevard, Bridgewater, New Jersey 08807, or any adjournment thereof.

     Proxies in the form or forms enclosed, properly executed by Stockholders and received in time for the Annual Meeting, will be voted as specified therein. If a Stockholder does not specify otherwise, the shares represented by his or her proxy will be voted "FOR" Proposals 1, 2 and 3 ((1) to elect the nominees to the Board of Directors, (2) to approve the amendment to LifeCell's 2000 Stock Option Plan to increase the number of shares of LifeCell's common stock reserved for issuance thereunder from 1,500,000 to 3,500,000 and (3) to approve the Company's 2003 Director Stock Option Plan). The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company at or prior to the Annual Meeting. This Proxy Statement and accompanying form or forms of proxy are to be mailed on or about April 25, 2003, to Stockholders of record on April 21, 2003 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 21,338,190 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 73,417 shares of Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). Only the holders of record on the Record Date are entitled to vote at the Annual Meeting.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the holders of Common Stock at the Annual Meeting. The holders of record of Series B Preferred Stock on the Record Date will be entitled to one vote per share for each share of Common
Stock into which a share of Series B Preferred Stock is convertible on the Record Date on each matter presented to the holders of Series B Preferred Stock at the Annual Meeting (approximately 36.232 votes per share of Series B Preferred Stock or approximately 2,660,045 votes in the aggregate). The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of Common Stock and Series B Preferred Stock (on an as converted basis) is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Assuming that a quorum is present, directors will be elected by a plurality vote. There is no right to cumulate votes in the election of directors. The ratification of all other proposals will require the affirmative vote of a majority of the shares present and entitled to vote with respect to such proposal. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present and do not have an effect on the election of directors. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a "no" vote. Broker non-votes are treated as not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of a matter. Holders of the Common Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mail, proxies may be solicited by telephone, telegraph or personally by the directors, officers and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to beneficial owners of shares of Common Stock and Series B Preferred Stock.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL  1:  ELECTION  OF  DIRECTORS

     At the Annual Meeting, five directors are to be elected. The holders of Common Stock and Series B Preferred Stock, voting together as a single class, are entitled to elect five directors. All directors of the Company hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

     It is the intention of the persons named in the proxies for the holders of Common Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the Annual Meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. In accordance with the Company's by-laws and Delaware law, a Stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock and Series B
Preferred Stock, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the five nominees named below.

Arrangements  Regarding  the  Nomination  and  Election  of  Directors

     The Company's amended and restated certificate of incorporation provides that if at least 60,000 shares of Series B Preferred Stock are issued and outstanding on the record date, the holders of Series B Preferred Stock, voting separately as a series, are entitled to elect two members of the Board of Directors of the Corporation. If the number of shares outstanding is less than 60,000 but greater than 10,000, the holders of Series B Preferred Stock, voting separately as a series, are entitled to elect one member of the Board of Directors. Pursuant to a voting agreement entered into November 1996 between the Company, the holders of Series B Preferred Stock and certain common stockholders of the Company, as amended and restated in April 2000 (the "Voting Agreement"), Vector Later-Stage Equity Fund, L.P. ("Vector"), as the holder of a majority of the outstanding Series B Preferred Stock, has the right to designate two nominees (the "Series B Directors"). In March 2002, Vector irrevocably waived and relinquished its right to nominate directors granted pursuant to the Voting Agreement.

     The stockholder parties to the Voting Agreement also agreed to vote their shares of Common Stock or Series B Preferred Stock for the election to the Company's Board of Directors of Paul G. Thomas and Michael E. Cahr. Mr. Cahr is not an employee or officer of the Company.

     The stockholder parties to the Voting Agreement also agreed to vote their shares of Common Stock or Series B Preferred Stock for the election of up to three persons to the Company's Board of Directors designated by the Series B Directors and the Company Directors, which designees are neither members of the Company's management nor employees or officers of the Company. Mr. Fitzgerald, Mr. Foster and Mr. Silverstein have been submitted as nominees for election to the Board of Directors pursuant to such provisions of the Voting Agreement.

NOMINEES  FOR  ELECTION

     The persons listed below have been nominated for election to fill the five director positions to be elected by the holders of the Common Stock and Series B Preferred Stock, voting together as a single class.

       NOMINEE        AGE          POSITION WITH THE COMPANY           DIRECTOR SINCE
--------------------  ---  ------------------------------------------  --------------
Paul G. Thomas         47  Chairman of the Board, President and Chief       1998
                                       Executive Officer

Michael E. Cahr        63                 Director                          1991

David Fitzgerald       69                 Director                          2001

James G. Foster        56                 Director                          1995

Jonathan Silverstein   36                 Director                          2002

INFORMATION  REGARDING  NOMINEES  AND  DIRECTORS

Background  of  Nominees  for  Director

     Paul G. Thomas. Mr. Thomas has served as Director, President and Chief Executive Officer of LifeCell since October 1998. Mr. Thomas was elected Chairman of the Board in June 1999. Prior to joining LifeCell, Mr. Thomas was President of the Pharmaceutical Products Division of Ohmeda Inc., a world leader in inhalation anesthetics and acute care pharmaceuticals. Mr. Thomas was responsible for the overall operations of Ohmeda's Pharmaceutical Division, which had worldwide sales of approximately $200 million in 1997. Mr. Thomas received his MBA degree with an emphasis in Marketing and Finance from Columbia University Graduate School of Business and completed his postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received his B.S. degree in Chemistry from St. Michael's College in Vermont, where he graduated Cum Laude.

     Michael E. Cahr. Mr. Cahr has been a director of the Company since July 1991. Mr. Cahr is currently President of Saxony Consultants, an Illinois-based company that provides financial and marketing expertise to organizations in the United States and abroad. From February 2000 through March 2002, Mr. Cahr was President and Chief Executive Officer of IKADEGA, Inc., a Northbrook, Illinois server technology company developing products and services for the healthcare, data storage and hospitality fields. He also served as Chairman of Allscripts, Inc., a leading developer of hand-held device technology that provides physicians with real-time access to health, drug and other critical information from September 1997 through March 1999 and President, Chief Executive Officer and Chairman from June 1994 to September 1997. Prior to Allscripts, Mr. Cahr was Venture Group Manager for Allstate Venture Capital where he oversaw investments in technology and biotech from 1987 to June 1994. Mr. Cahr serves as a director of Pacific Health Laboratories, a publicly held Woodbridge, New Jersey nutritional products firm which develops and commercializes functionally unique nutritional products, and a director of Truswal Systems, an Arlington, Texas-based software engineering firm. Mr. Cahr received his undergraduate degree in Economics from Colgate University and his Masters of Business Administration from Farleigh Dickinson University.

     David Fitzgerald. Mr. Fitgerald has been a director of the Company since December 2001. He served as President and Chief Executive Officer of Howmedica, Inc. from 1980 until his retirement in 1996. In 1988, he was named Executive
Vice President of Pfizer Hospital Products Group, a $1.3 billion group of medical device companies including Howmedica. In 1992, he was also named Vice President of Pfizer Inc. Since his retirement from Pfizer in 1996, Mr. Fitzgerald has served as a director and consultant to several start-up and development stage companies.

     James G. Foster. Mr. Foster has been a director of the Company since March 1995. Mr. Foster was Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, Inc. ("Medtronic") a medical device company, from December 1994 through his retirement in December 2001. From February 1984 to December 1994, Mr. Foster held various officer positions with Medtronic including; Vice President of Cardiac Surgery Sales & Strategic Planning in 1994, Vice President and General Manager of Medtronic Neurological Implantables from 1992 through 1994, Vice President and General Manager of Medtronic Interventional Vascular from 1990 through 1992 and Vice President and General Manager of Medtronic Blood Systems from 1983 through 1989. Currently, Mr. Foster serves as a director of Arthrocare Corp., a publicly traded Nasdaq company specializing in soft tissue surgical technology.

     Jonathan Silverstein. Mr. Silverstein was appointed as a director of the Company in April 2002. He is a director at OrbiMed Advisors LLC ("OrbiMed"), a healthcare fund that managers roughly $4 billion in global healthcare investments. OrbiMed is also a major shareholder in the Company and currently holds approximately 11 percent of the outstanding common stock of LifeCell. Mr. Silverstein joined OrbiMed in 1999. From 1996 to 1999, Mr. Silverstein was the Director of Life Sciences in the investment banking department at the Sumitomo Bank, Limited in charge of strategic alliances, mergers and acquisitions in the biotechnology sector. Prior to 1996, Mr. Silverstein was an associate at Hambro Resources Development. Mr. Silverstein has a B.A. in Economics from Denison University and a J.D. and M.B.A. from the University of San Diego. Currently, Mr. Silverstein is a director of Given Imaging, Ltd. and Orthovita, Inc.

Committees of the Board of Directors and Meeting Attendance

     The Board of Directors has established an Audit Committee, a Compensation Committee and a Stock Option Committee. During the fiscal year ended December 31, 2002, the Board of Directors met five times, the Audit Committee met six times and the Compensation Committee and the Stock Option Committee met one time. No director attended less than 75% of the combined number of Board meeting and meetings of committees of which he is a member. No member of any of the committees is an employee of the Company.

     Audit  Committee.  During  2002,  the  Audit Committee was comprised of Mr.
Cahr, Mr. Fitzgerald and Mr. Foster. The Audit Committee is empowered by the Board of Directors to, among other things: serve as an independent and objective party to monitor the Company's financial reporting process, internal control system and disclosure control system; review and appraise the audit efforts of the Company's independent accountants; assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company's management regarding financial reporting issues; and provide an open avenue of communication among the independent accountants, financial and senior management, and the Board. For more information on the Audit Committee, see "Audit Committee Matters."

     Compensation Committee. During 2002, the Compensation Committee was comprised of Mr. Cahr and Mr. Fitzgerald. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Company's senior executive officers.

     Stock Option Committee. During 2002, the Stock Option Committee was comprised of Mr. Cahr and Mr. Fitzgerald. The Stock Option Committee administers the Company's stock option plans.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth information as of March 31, 2003, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of either the outstanding shares of Common Stock or the outstanding shares of Series B Preferred Stock, (ii) executive officers, nominees and directors of the Company and (iii) all executive officers, nominees and directors of the Company as a group. Unless otherwise indicated, the address of each such person is c/o LifeCell Corporation, One Millennium Way, Branchburg, New Jersey 08876.


                                                            AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                      ------------------------------------------------------
                                                            COMMON STOCK           SERIES B PREFERRED STOCK
                                                      --------------------------  --------------------------
                   BENEFICIAL OWNER                     SHARES           %          SHARES           %
----------------------------------------------------  ----------  --------------  ----------  --------------
Samuel D. Islay(2). . . . . . . . . . . . . . . . . .  3,656,250           16.16         ---             ---
OrbiMed Capital LLC
OrbiMed Advisors Inc.
OrbiMed Advisors LLC
  c/o OrbiMed Advisors LLC
  767 Third Avenue
  New York, New York 10017
Austin W. Marxe and David Greenhouse (3). . . . . . .  3,087,350           14.19         ---             ---
  c/o Special Situations Private Equity Fund, L.P.
  153 E. 53rd Street
  New York, New York 10022
Vector Later-Stage Equity Fund, L.P.(4) . . . . . . .  2,324,878            9.88      57,615           77.86
Vector Fund Management, L.P.
VSI Advisors, L.L.C.
D. Theodore Berghorst
Peter F. Drake
Barclay A. Phillps
Douglas Reed
  1751 Lake Cook Road, Suite 350
  Deerfield, Illinois 60015
Paul G. Thomas(5). . . . . . . . . . . . . . . . . . .   581,780            2.66         ---             ---
  Chairman of the Board, President and Chief
  Executive Officer
Michael E. Cahr(6) . . . . . . . . . . . . . . . . . .   136,392               *         578               *
  Director
David Fitzgerald(7). . . . . . . . . . . . . . . . . .    25,000               *         ---             ---
  Director
James G. Foster(8) . . . . . . . . . . . . . . . . . .    45,000               *         ---             ---
  Director
Stephen A. Livesey, M.D., Ph.D.(9) . . . . . . . . . .   568,281            2.61         287               *
  Scientist and Director
Jonathan Silverstein . . . . . . . . . . . . . . . . .    25,000               *         ---             ---
  Director
William E. Barnhart(10). . . . . . . . . . . . . . . .   120,088               *         ---             ---
  Senior Vice President, Operations
Steven T. Sobieski(11) . . . . . . . . . . . . . . . .   109,321               *         ---             ---
  Vice President and Chief Financial Officer
Lisa N. Colleran . . . . . . . . . . . . . . . . . . .       101               *         ---             ---
  Vice President, Marketing and Business
  Development
All executive officers, nominees and directors as a    1,610,963            7.09         865            1.17
  group (9 persons)(12)

----------------
     *Less than 1%.
     Notes are following on next page.

(l) Each beneficial owner's percentage ownership of Common Stock is determined by assuming that options, warrants and other convertible securities (such as the Series B Preferred Stock) that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of April 21, 2003 have been exercised or converted. Options, warrants and other convertible securities that are not exercisable within 60 days of March 31, 2003 have been excluded. Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock and/or Series B Preferred Stock beneficially owned by them.
(2) These shares of Common Stock are owned as follows: 1,610,790 shares of Common Stock and 902,043 shares of Common Stock issuable upon exercise of a warrant are owned by Caduceus Private Investments, LP, 33,530 shares of Common Stock and 18,776 shares of Common Stock issuable upon exercise of a warrant are owned by OrbiMed Associates, LLC and 699,430 shares of Common Stock and 391,681 shares of Common Stock issuable upon exercise of a warrant are owned by PW Juniper Crossover Fund, L.L.C. Samuel D. Islay,
     OrbiMed Advisors LLC, OrbiMed Advisors Inc. and OrbiMed Capital LLC are deemed to beneficially own these shares by virtue of their mutual affiliation to the above indicated entities. Information with respect to the ownership of such stockholders was obtained from a Schedule 13D dated April 2, 2002, as received by the Company, and the Company's stock records.
(3) These shares of Common Stock are owned as follows: 1,255,225 shares of Common Stock and 218,750 shares of Common Stock issuable upon exercise of a warrant are owned by Special Situations Fund III, L.P., 971,813 shares of Common Stock and 144,375 shares of Common Stock issuable upon exercise of a warrant are owned by Special Situations Private Equity Fund, L.P. and 422,812 shares of Common Stock and 74,375 shares of Common Stock issuable upon exercise of a warrant are owned by Special Situations Cayman Fund, L.P. Austin Marxe and David Greenhouse are deemed to beneficially own these shares by virtue of being executive officers of the investment advisors of each such entity. Information with respect to the ownership of such stockholders was obtained from a Schedule 13G dated February 13, 2003 as received by the Company, and the Company's stock records.
(4) These shares of Common Stock are owned as follows: 112,374 shares of Common Stock, 2,087,504 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock and 125,000 shares of Common Stock issuable upon exercise of warrants. Information with respect to the ownership of such stockholders was obtained from a Schedule 13G/A dated February 14, 2003 as received by the Company, and the Company's stock records.
(5)  Includes  580,000  shares  underlying  stock  options.
(6) Includes 85,450 share of Common Stock, 30,000 shares underlying stock options and 20,942 shares of Common Stock issuable upon conversion of 578 shares of Series B Preferred Stock.
(7)  Represents  25,000  shares  underlying  stock  options.
(8)  Represents  45,000  shares  underlying  stock  options.
(9) Includes 107,883 shares of Common Stock, 450,000 shares underlying stock options and 10,398 shares of Common Stock issuable upon conversion of 287 shares of Series B Preferred Stock. Effective April 1, 2003, Dr. Livesey transitioned from Chief Science Officer to Chief Scientist and is not a nominee for re-election to the Board of Directors of the Company. See "Executive Officers and Compensation."
(10) Includes  118,750  shares  underlying  stock  options.
(11) Includes  105,000  shares  underlying  stock  options.
(12) See  notes  (5)  through  (11).

                       EXECUTIVE OFFICERS AND COMPENSATION

     The following section sets forth certain information regarding the Company's executive officers.

BACKGROUND OF EXECUTIVE OFFICERS

                                                                             DATE OF
           NAME                             OFFICES HELD                 FIRST ELECTION  AGE
---------------------------  ------------------------------------------  --------------  ---
Paul G. Thomas               Chairman of the Board, President and Chief  October 1998     47
                             Executive Officer

Stephen A. Livesey, M.D.,    Chief Scientist and Director                June 1991        50
Ph.D.

William E. Barnhart          Senior Vice President, Operations           August 1999      60

Steven T. Sobieski           Vice President, Finance & Chief Financial   June 2000        46
                             Officer

Lisa N. Colleran             Vice President, Marketing and Business      December 2002    45
                             Development

     For further background information regarding Mr. Thomas, see "Background of Nominees for Director."

     Stephen A. Livesey, M.D., Ph.D. first joined LifeCell in June 1991 as Executive Vice President, Scientific Development of the Company. Since March 1993, Dr. Livesey has served as Executive Vice President, Chief Science Officer and as a director of the Company. Effective April 1, 2003, Dr. Livesey joined the newly formed National Stem Cell Centre Ltd. in Australia as Director of Tissue Regeneration and Professional Fellow (Tissue Engineering) at the Victorian Institute of Forensic Medicine. The Company and Dr. Livesey have entered into an agreement under which Dr. Livesey will remain employed with the Company in the role of Chief Scientist (a non-executive officer of the Company). Dr. Livesey is not a nominee for re-election to the Board of Directors of the Company at the Annual Meeting of Stockholders. Dr. Livesey is also a co-developer of the Company's initial technology and was involved in the formation of the Company and the licensing of such technology to the Company from The University of Texas Health Science Center in Houston. Dr. Livesey received his medical degree and a Ph.D. in biological chemistry from the University of Melbourne, Australia.

     William E. Barnhart joined LifeCell in August 1999 as the Sr. Vice President, Operations. He has over twenty-five years of management experience in a variety of roles in drug and device manufacturing and quality assurance. From March 1997 to September 1999, Mr. Barnhart was Sr. Vice President, Quality Assurance for Centeon, LLC, a multinational provider of pharmaceuticals and plasma derived biologics. From 1993 to 1997, Mr. Barnhart was Vice President, Quality Assurance for Ohmeda, Inc. Prior to joining Ohmeda, Mr. Barnhart was Vice President of Operations, Allergan U.S. Operations. In this capacity he was responsible for general management for five operations manufacturing prescription ophthalmics, biologics and medical devices. Mr. Barnhart graduated from Miami University with a Bachelor of Science degree and a Masters of Science degree in chemistry.

     Steven T. Sobieski joined LifeCell in June 2000 as Vice President, Finance and Chief Financial Officer. He has twenty years of financial management experience in a variety of roles in public accounting and the medical technology field. Prior to joining LifeCell, Mr. Sobieski was Vice President Finance at Osteotech, Inc, a publicly traded NASDAQ company focused on developing and marketing human tissue based products for orthopedic applications, where he served in various positions from 1991 to 2000. From 1981 through 1991, he served in various positions of increasing responsibility with Coopers & Lybrand. Mr. Sobieski received his Bachelor of Science degree in Business Administration from Monmouth University and his Masters in Business Administration with a concentration in accounting from Rutgers University. He is a Certified Public Accountant.

     Lisa  N.  Colleran  joined  LifeCell  in  December  2002 as Vice President,
Marketing  and  Business  Development.   She   has  twenty  years  of  marketing
experience. Prior to joining LifeCell, Ms. Colleran served as Vice President/General Manager - Renal Pharmaceuticals for Baxter Healthcare Corporation, a worldwide manufacturer and distributor of diversified products, systems and services used primarily in the health-care field, from 2000 until December 2002, and served in various other sales and marketing positions at Baxter from 1983 through 2000. Ms. Colleran received her Bachelor of Science from Molloy College and her Masters in Business Administration from Loyola University of Chicago.

     All officers of the Company hold office until the regular meeting of directors following the Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

SUMMARY OF COMPENSATION

     Set forth in the following table is certain compensation information concerning the Company's chief executive officer and the Company's three most highly compensated executive officers, other than the chief executive officer, for the fiscal year ended December 31, 2002.

                                  SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                     ANNUAL COMPENSATION        COMPENSATION
                                   -------------------------  ----------------
   NAME AND PRINCIPAL                                            SECURITIES
      POSITION AT                                                UNDERLYING        ALL OTHER
   DECEMBER 31, 2002         YEAR      SALARY       BONUS        OPTIONS(1)      COMPENSATION(2)
---------------------------  ----  -------------  ----------  ----------------  ----------------
Paul G. Thomas               2002  $  303,200     $ 160,696            200,000  $           750
   Chairman of the Board,    2001  $  288,750     $ 129,938            160,000  $           400
   President and Chief       2000  $  288,750             -             80,000  $           425
   Executive Officer

Stephen A. Livesey(3)        2002  $  228,300     $  68,490                  -  $           871
   M.D., Ph.D.,              2001  $  220,584     $  56,249             80,000  $           700
   Executive Vice            2000  $  220,584             -             40,000  $           700
   President and
   Chief Science Officer

William E. Barnhart          2002  $  188,400     $  59,911             75,000  $           750
   Senior Vice President,    2001  $  180,250     $  48,668             50,000  $           425
   Operations                2000  $  180,250             -             25,000  $         1,859(4)

Steven T. Sobieski           2002  $  193,300     $  59,150             75,000  $         1,050
   Vice President, Finance   2001  $  185,000     $  49,950             60,000  $           700
   and Chief Financial       2000  $  102,343(5)  $  10,000(6)         130,000  $           588
   Officer

Lisa N. Colleran             2002  $    5,788(7)  $  40,000(6)         100,000                -
   Vice President,           2001           -             -                  -                -
   Marketing and Business    2000           -             -                  -                -
   Development

----------------

(1) Represents shares issuable pursuant to stock options granted under the Company's stock option plans. These options vest 25% per year commencing on the first anniversary of the date of grant.
(2) Represents contributions made by the Company pursuant to the Company's 401(k) Plan and/or stock purchase plan unless otherwise noted.
(3) Effective April 1, 2003, Dr. Livesey transitioned from Chief Science Officer to Chief Scientist (a non-executive officer of the Company).
(4)  Includes  $1,041  of  relocation  related  costs  paid  by  the  Company.
(5)  Employment  commenced  June  2000.  Annual  salary  was  $185,000.
(6)  Represents  hiring  bonus.
(7)  Employment  commenced  December  2002.  Annual  salary  is  $215,000.

OPTION  GRANTS  IN  2002

     The following table provides certain information with respect to options granted to the Company's chief executive officer and to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2002:

                                    OPTION GRANTS IN LAST FISCAL YEAR

                                      PERCENT OF                                     POTENTIAL REALIZABLE VALUE
                                        TOTAL                                        AT ASSUMED ANNUAL RATES OF
                         NUMBER OF     OPTIONS     EXERCISE     MARKET                STOCK PRICE APPRECIATION
                        SECURITIES    GRANTED TO     PRICE     PRICE ON                  FOR OPTION TERM(1)
                        UNDERLYING    EMPLOYEES                DATE OF               --------------------------
                          OPTIONS         IN       PER SHARE    GRANT    EXPIRATION
NAME                    GRANTED(2)   FISCAL YEAR      ($)        ($)        DATE          5%           10%
----------------------  -----------  ------------  ----------  --------  ----------  ------------  ------------
Paul G Thomas               200,000         30.7%        2.74      2.74  12/22/2012  $   344,634   $   873,371

Stephen A. Livesey(3)
 M.D., Ph.D.                      -          0.0%           -         -           -            -             -

Steven T. Sobieski           75,000         11.5%        2.74      2.74  12/22/2012  $   129,238   $   327,514

William E. Barnhart          75,000         11.5%        2.74      2.74  12/22/2012  $   129,238   $   327,514

Lisa N. Colleran            100,000         15.3%        2.74      2.74  12/22/2012  $   172,317   $   436,685
===============================================================================================================

----------------
(1) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future common stock prices. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.
(2) These options vest 25% per year commencing on the first anniversary of the date of grant.
(3) Effective April 1, 2003, Dr. Livesey transitioned from Chief Science Officer to Chief Scientist (a non-executive officer of the Company).

                          OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning options exercised during 2002 and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 2002.

                                 OPTION VALUES AT DECEMBER 31, 2002

                                                     NUMBER OF
                                                SECURITIES UNDERLYING
                                                 UNEXERCISED OPTIONS              VALUE OF
                          SHARES                 AT DECEMBER 31, 2002      IN-THE-MONEY OPTIONS AT
                         ACQUIRED                   (# OF SHARES)          DECEMBER 31, 2002 ($)(1)
                            ON        VALUE   --------------------------  --------------------------
         NAME           (# SHARES)  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------  ----------  --------  -----------  -------------  -----------  -------------
Paul G. Thomas                   -         -      580,000        360,000       66,640        180,640

Stephen A. Livesey(2)
  M.D., Ph.D.                    -         -      406,250        123,750       59,070         63,320

Steven T. Sobieski               -         -       80,000        185,000       24,990         67,740

William E. Barnhart              -         -       87,500        187,500       20,825         59,825

Lisa N. Colleran                 -         -            -        100,000            -         27,000
====================================================================================================

----------------
(1) Based on $3.01 per share, the closing price of the Common Stock, as reported by the Nasdaq National Market, on December 31, 2002.
(2) Effective April 1, 2003, Dr. Livesey transitioned from Chief Science Officer to Chief Scientist (a non-executive officer of the Company).

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under the Company's Amended and Restated 1992 Stock Option Plan, 1993 Directors Stock Option Plan and 2000 Stock Option Plan as of December 31, 2002. These plans were the Company's only equity compensation plans in existence as of December 31, 2002. In March 2003, the Company's Board of Directors approved the 2003 Directors Stock Option Plan and approved an amendment to the 2000 Stock Option Plan to increase the number of shares authorized for issuance under such plan from 1,500,000 to 3,500,000 shares, subject to stockholder approval. See "Proposal 2 - Approval of Amendment to 2000 Stock Option Plan" and "Proposal 3-Approval of 2003 Director Stock Option Plan."

                                                                                   (c)
                                                                           Number Of Securities
                                                                         Remaining Available For
                                 (a)                      (b)             Future Issuance Under
                       Number Of Securities To      Weighted-Average       Equity Compensation
                       Be Issued Upon Exercise     Exercise Price Of         Plans (Excluding
                       Of Outstanding Options,    Outstanding Options,   Securities Reflected In
Plan Category            Warrants and Rights      Warrants and Rights          Column (a))
---------------------  ------------------------  ----------------------  ------------------------
Equity Compensation
Plans Approved by
Stockholders. . . . .           3,678,169        $                 3.52                   632,050

Equity Compensation
Plans Not Approved by
Stockholders. . . . .           2,394,211(1)(2)  $                 2.50                         0
                       ------------------------  ----------------------  ------------------------

TOTAL                           6,072,380        $                 3.12                   632,050

(1)  Excludes shares of common stock issuable upon exercise of options under the
     (i) amendment to the 2000 Stock Option Plan and (ii) 2003 Director Stock Option Plan, both of which are being submitted to the Stockholders for approval at the Annual Meeting.
(2) See "Note 8-Capital Stock, Options and Warrants" included in the financial statements for the year ended December 31, 2002 included in the Company's Annual Report on Form 10-K which accompanies this Proxy Statement.

COMPENSATION  OF  DIRECTORS

     During 2002, non-employee directors of the Company were paid $1,500 per month regardless of the number of Board meetings or committee meetings attended. Directors of the Company who are employees receive no directors' fees.
Directors of the Company are reimbursed their expenses for attendance at such meetings.

     Newly elected non-employee directors of the Company receive an option to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on such election date and each of the Company's non-employee directors receives an annual option grant to purchase 10,000 shares of Common Stock on the date of the Company's Annual Meeting of Stockholders. Options granted under the Company's director stock option plans generally vest one year after the date of grant and expire ten years after the date of grant.

     Pursuant to the Company's 1993 Director Stock Option Plan, on June 1, 2002, Mr. Cahr, Mr. Foster, Mr. Fitzgerald and Mr. Silverstein were each granted options to purchase 10,000 shares of Common Stock at an exercise price of 2.30 per share. Mr. Silverstein may be required under the terms of his employment with OrbiMed to transfer to OrbiMed, or funds controlled by OrbiMed, his directors fees and any net gain received upon sale of shares of Common Stock underlying any options granted.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

Overview

     The function of the Compensation Committee is to advise the Board regarding overall compensation policies and recommend specific compensation for the Company's senior executives. The Compensation Committee is responsible for providing guidance to the Board of Directors and the chief executive officer regarding broad compensation issues. During 2002, the Committee was composed of Mr. Cahr and Mr. Fitzgerald.

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that the success of the Company results from the efforts of each employee and that a cooperative, team-oriented environment is an essential part of the Company's culture. The Company believes in the importance of rewarding employees for the Company's successes. Particular emphasis is placed on broad employee equity participation through the use of stock options and annual cash bonuses linked to achievement of the Company's performance goals and the employees' personal objectives.

Executive Officer Compensation

     The Company's compensation package consists of three major components: base compensation, performance bonuses, and stock options. Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its Stockholders. The Compensation Committee establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to align base compensation levels comparable to its competitors and other companies in similar stages of development. Cash bonuses are paid to executive officers based upon achievement of annually set Company goals and personal performance objectives.

     The Company believes that stock options are an important long-term incentive for its executive officers and that the Company's stock option program has been effective in aligning officer and employee interests with that of the Company and its Stockholders. The Company uses stock options to attract key executive talent and stock option grants are generally part of employment packages for key management positions. The Company reviews the stock option plans annually and employees may also be eligible for annual stock option grants. During 2002, the Company granted stock options for 651,775 shares to officers and employees of the Company of which 450,000 were granted to executive officers of the Company.

Chief  Executive  Officer  Compensation

     The Compensation Committee recommends base salary levels and annual cash bonuses of the Company's senior management for approval by the Board. Mr. Thomas, the Company's Chief Executive Officer, had a base Salary in 2002 of $303,200 which was an increase of $14,450 from his base salary in 2001. Mr. Thomas was awarded a performance bonus of $160,696 for 2002 and was granted stock options for 200,000 shares, based upon the Compensation Committee's assessment of his performance against previously established Company goals and personal performance objectives.

The  Compensation  Committee:

Michael E. Cahr
David  Fitzgerald

CHANGE  IN  CONTROL  AND  SEVERANCE  AGREEMENTS

     In December 2000, the Company entered into change in control agreements with Paul G. Thomas, William E. Barnhart and Steven T. Sobieski to ensure that LifeCell will have their continued dedication as executives notwithstanding the possibility, threat or occurrence of a defined "change in control" of the Company. Under the agreements, if within twelve months of a change in control there occurs a "trigger event", the officer will be entitled to receive all then accrued compensation and fringe benefits, continuation of health and medical benefits and life insurance for a period of twelve months and a cash payment equal to two times the officers current base salary and performance bonus paid in the preceding year (2.9 times for Mr. Thomas). Additionally, all stock options or other unvested benefits under any compensation or employee benefit plan of the Company shall immediately become vested and exercisable. A "trigger event" is defined to include termination of employment by the Company other than for "cause".

     The Company has also entered into severance agreements with Mr. Thomas and Mr. Sobieski. Under the agreement, Mr. Thomas is entitled to receive 12 months severance pay based on his salary immediately prior to termination, health and medical benefits and life insurance coverage if he is terminated by the Company without cause. Mr. Thomas is also entitled to a bonus, based on the bonus paid to Mr. Thomas in the previous year, on a pro rata basis based on the number of months employed during the year of termination. Under Mr. Sobieski's agreement, Mr. Sobieski is entitled to receive six months severance pay, based on his salary immediately prior to termination, health and medical benefits and life insurance coverage, if he is terminated by the Company without cause.

     In March 2003, the Company entered into an employment agreement with Dr. Livesey, pursuant to which Dr. Livesey will serve as the Chief Scientist of the Company, on a part-time basis, until March 30, 2006, unless extended by the parties. Under the agreement, Dr. Livesey will receive an annual base salary of $48,000, $32,000 and $24,000, respectively, for each of the first three years of the agreement and may be entitled to a bonus as determined by the Board of Directors of the Company. The agreement prohibits Dr. Livesey from engaging in "a competitive business" (as such term is defined in the agreement), anywhere within the United States of America or any other country in which the Company then conducts or proposes to conduct business, either directly or indirectly, during the term of his employment and for a period of 12 months after the date of termination. However, the agreement provides that Dr. Livesey will be permitted to continue as an officer, director, consultant, independent contractor or employee of the National Stem Cell Centre in Australia as long as he is exclusively engaged in stem cell research based upon technology owned by the National Stem Cell Centre.

     If, upon a "change in control" (as such term is defined in the agreement), the Board of Directors of the Company accelerates the option vesting schedule of stock options held by any officer of the Company, such acceleration of options will be extended to Dr. Livesey. In addition, if Dr. Livesey's employment with the Company is terminated without cause (as such term is defined in the agreement) and Dr. Livesey executes and delivers a general release, the Company will continue to pay Dr. Livesey his remaining base salary through the end of the then-current term of the agreement. On the date of such termination without cause, the Company shall amend the terms of Dr. Livesey's option agreements to accelerate the vesting of such options.

STOCKHOLDER  RETURN  PERFORMANCE  GRAPH

     The graph below summarizes the total cumulative return experienced by LifeCell's Stockholders during the five-year period ended December 31, 2002, compared to the Nasdaq Pharmaceuticals Index and the Nasdaq Market Index. The changes for the periods shown in the graph and table are based on the assumption that $100.00 had been invested in LifeCell Common Stock and in each index below on January 1, 1998 and that all cash dividends were reinvested.

     The following graph is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.


[Performance  Graph]


                      January 1,                December  31,
                     ----------------------------------------------------
                      1998     1998     1999     2000     2001     2002
                     -------  -------  -------  -------  -------  -------
LifeCell             $100.00  $ 94.59  $110.81  $ 34.46  $ 49.08  $ 65.08
Nasdaq Pharma Index  $100.00  $135.75  $278.03  $344.54  $292.68  $180.38
Nasdaq Market Index  $100.00  $141.04  $248.76  $156.35  $124.64  $ 86.94


APPOINTMENT  OF  INDEPENDENT  AUDITORS

     The Audit Committee has selected PricewaterhouseCoopers LLP ("PC") to serve as the Company's independent accountants during the current fiscal year. PC was retained by the Company in June 2002 and served as the Company's independent accountants during the fiscal year ended December 31, 2002. A representative of PC is expected to be present at the Annual Meeting to make such statements as PC may desire and will be available to answer appropriate questions from Stockholders.

     Arthur Andersen LLP, the Company's independent accountants for the fiscal year ended December 31, 2001, was dismissed in June 2002. The Audit Committee recommended and approved the decision to change independent accountants. Arthur Andersen's report on the financial statements of the Company for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. For the year ended December 31, 2001, there were no disagreements between Arthur Andersen and the Company on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such year. There were no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

     AUDIT  FEES

     The aggregate fees billed for professional services rendered by PC for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $103,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PC did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

     ALL OTHER FEES

     The aggregate fees billed by PC for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2002 were $28,350. These fees related to tax services and the audit of the Company's 401(k) Plan for the year ended December 31, 2001 and were pre-approved by the Company's Audit Committee.

     OTHER  MATTERS

     The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Company's principal accountant.

Of the time expended by the Company's principal accountant to audit the Company's financial statements for the year ended December 31, 2002, none of the work was performed by persons other than the principal accountant's full-time, permanent employees.

AUDIT COMMITTEE MATTERS

     AUDIT  COMMITTEE  CHARTER

     The Audit Committee performed its duties during fiscal 2002 under a written charter approved by the Board of Directors in 2000. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the proposed rules of the SEC and the proposed new listing standards of the Nasdaq Stock Market regarding audit committee policies. Although some of these rules and standards have not been finalized, the Board of Directors has adopted an amended charter to voluntarily implement certain of the proposed rules and standards. The Board of Directors and the Audit Committee intend to further amend this charter, if necessary, as rules and standards are finalized by the SEC and the Nasdaq Stock Market to reflect changes in the proposals or additional requirements. The Audit Committee Charter is attached hereto as Annex A to this Proxy Statement.

     INDEPENDENCE OF AUDIT COMMITTEE MEMBERS.

     The Common Stock is listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

     REPORT  OF  THE  AUDIT  COMMITTEE

     The following report of the Audit Committee is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

     During 2002, the Audit Committee was composed of Mr. Cahr, Mr. Foster and Mr. Fitzgerald. All members of the Audit Committee have been determined to be independent as defined by the listing standards of the National Association of Securities Dealers.

     In this context, the Audit Committee met and held discussions with management and the Company's independent auditors, PC. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting standards. The discussions with the independent auditors included matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2002 Annual Report on Form 10-K.

The  Audit  Committee:

Michael E. Cahr
David Fitzgerald
James G. Foster


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% Stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

     Based solely on a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no report on Form 5 was required, the Company believes that, no person who, at any time during 2002, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis, except that reports on Form 4 reporting the automatic grant of stock options in June 2002 to Michael E. Cahr, David Fitzgerald, James G. Foster and Jonathan Silverstein, directors of the Company, were filed in April 2003.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS DESCRIBED ABOVE IN PROPOSAL ONE.


PROPOSAL  2:     APPROVAL  OF  AMENDMENT  TO  2000  STOCK  OPTION  PLAN

     At the Annual Meeting, the Stockholders are being asked to approve an amendment to the Company's 2000 Stock Option Plan (the "2000 Plan") in order to increase the number of shares reserved for issuance thereunder by 2,000,000 shares, from 1,500,000 shares to 3,500,000 shares of Common Stock. As of April 21, 2003, approximately 1,362,950 options were outstanding under the 2000 Plan and 137,050 shares remained available for issuance under the 2000 Plan. Approval of the amendment to the 2000 Plan is intended to ensure that the Company can continue to provide stock options and other performance incentives at levels determined appropriate by the Board of Directors. The 2000 Plan was adopted by the Board of Directors in March 2000 and approved by the Stockholders in June 2000. On March 26, 2003, the Board of Directors adopted this amendment to the plan and recommends that the Stockholders approve such amendment.

     The 2000 Plan was adopted in order to attract and retain qualified officers and employees of the Company. The following is a description of certain of the terms and conditions for the 2000 Plan.

     The 2000 Plan authorizes the granting of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options to eligible employees of the Company, including officers and directors of the Company (if they are employees). In the event that an option granted under the 2000 Plan expires or is terminated prior to exercise or vesting, the number of shares of Common Stock covered thereby will again become eligible for grant under the 2000 Plan.

     The 2000 Plan currently is administered by the Stock Option Committee of the Board of Directors (the "Administrator"). Subject to applicable law and the terms of the 2000 Plan, the Administrator has the authority to grant options under the 2000 Plan, including to determine the terms and conditions of each individual grant, to interpret and administer the provisions of the 2000 Plan and to adopt, amend and rescind rules and regulations pertaining to the administration of the 2000 Plan and to make all determination relative thereto.

     Options granted under the 2000 Plan will have an exercise price established by the Administrator at the time of grant, provided that the exercise price of incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. In the case of an incentive stock option granted to a 10% stockholder, the per share exercise price may not be less than 110% of such fair market value on the date of grant. Upon exercise of an option, the participant will be required to provide the exercise price in full, either in cash, in shares of the Company's securities valued at fair market value on the date of the exercise of the option, using cashless exercise procedures or in such other manner as the Administrator may specify. In connection with any exercise of options, the Company will have the right to collect or withhold all taxes required to be withheld under applicable law.

     No option will vest more than ten years from the date of grant and no option may be granted after March 1, 2010. Subject to limitations imposed by
Section 16(b) of the Securities Exchange Act of 1934, the Administrator may accelerate the vesting of any option granted under the 2000 Plan, including upon occurrence of a merger, reorganization or other similar transaction.

     Options granted under the 2000 Plan are nontransferable, except by will or by the laws of descent and distribution; provided, however, that the Administrator may, in its discretion, permit inter vivos transfers for estate planning purposes, subject to any applicable restrictions imposed by federal securities laws, and such permission must be expressly noted in the written agreement evidencing the option grant. In the event that a participant's employment or affiliation with the Company terminates as a result of death, the participant's estate will have the right to exercise options for a period ending on the earlier of the expiration dates of such options or six months from the date of death. In the event a participant's employment or affiliation with the Company terminates for any reason other than death, and unless otherwise provided in the written agreement evidencing the option grant, the participant will have the right to exercise options for a period ending on the earlier of the expiration date of such options or one day less than three months after the date of termination.

     The Administrator may amend, modify, suspend or terminate the 2000 Plan, subject to stockholder approval when required by law.

     Subject to certain exceptions not discussed herein, neither the Company nor the participant will recognize taxable income or loss upon the grant of non-qualified stock options under the 2000 Plan. In general, the participant will recognize ordinary income upon exercise of a non-qualified stock option. The amount of income recognized generally will equal the difference between (i) the fair market value of the underlying shares of Common Stock on the date of the exercise and (ii) the exercise price. The Company generally will receive a corresponding tax deduction equal to the amount includable in the participant's income.

     Neither the Company nor the participant will recognize taxable income or loss upon the grant or exercise of incentive stock options, although there may be alternative minimum tax consequences to the participant upon exercise. Upon subsequent disposition of the shares of Common Stock covered by incentive stock options, the participant generally will recognize either capital gain or loss or ordinary income, depending on whether certain holding period requirements are satisfied. The Company generally will be entitled to a tax deduction if the participant recognizes ordinary income.

     All of the Company's employees are eligible to participate in the 2000 Plan. On April 15, 2003, the closing price of the Common Stock on the Nasdaq Stock Market was $2.80. Future grants under the 2000 Plan have not yet been determined.

     The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting of Stockholders is required to adopt this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2000 STOCK OPTION PLAN DESCRIBED ABOVE IN PROPOSAL TWO.

PROPOSAL  3:  APPROVAL  OF  2003  DIRECTOR  STOCK  OPTION  PLAN

     On March 26, 2003, the Board of Directors adopted the LifeCell Corporation 2003 Non-Employee Director Stock Option Plan (the "2003 Director Plan"). The Company's existing 1993 Director Stock Option Plan (the "1993 Director Plan"), reserved 750,000 shares of the Company's Common Stock for issuance thereunder. As of March 31, 2003, approximately 495,000 shares remained available for issuance under the 1993 Director Plan. The 1993 Director Plan terminates in July 2003 and no options may be granted after the date of termination. Any option granted prior to the date of termination may still be exercised under the terms of such grant after the termination of the 1993 Director Plan. Approval of the 2003 Director Plan is intended to ensure that the Company can continue to provide stock options to current and future non-employee directors of the Company at levels determined appropriate by the Board of Directors. The following is a brief description of the material features of the 2003 Director Plan. Such description is qualified in its entirety by reference to the 2003
Director Plan, a copy of which is attached hereto as Annex B to this Proxy Statement.

Purpose

     The purpose of the 2003 Director Plan is to provide compensation to non-employee directors of the Company to encourage them to devote their abilities and industry to the success of the Company.

Shares  Available  Under  the  2003  Director  Plan

     The 2003 Director Plan provides for grants of stock options. An aggregate of 750,000 shares of Common Stock are authorized for issuance under the 2003 Director Plan, which amount will be adjusted proportionately in the event of a merger or similar transaction or certain changes in the Company's capitalization. Such shares may be treasury shares or newly issued shares or a combination thereof. On April 15, 2003, the closing price of the Common Stock on the Nasdaq Stock Market was $2.80.

Eligibility  and  Grants

     The persons eligible to receive grants under the 2003 Director Plan are those persons who are, or who have agreed to become, directors of the Company and who are not otherwise employees of the Company. Newly elected non-employee directors of the Company will receive an option under the 2003 Director Plan to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on such election date. In addition, each of the Company's non-employee directors will receive an annual option grant to purchase 10,000 shares of Common Stock on the date of the Company's Annual Meeting of Stockholders. Options granted under the 2003 Director Plan will generally vest one year after the date of grant and expire ten years after the date of grant.

Administration  of  the  2003  Director  Plan

     The 2003 Director Plan will be administered by the Board of Directors. The 2003 Director Plan provides that the Board of Directors has the authority to construe, interpret and apply the provisions of the 2003 Director Plan, however, the Board of Directors has no discretion with respect to (i) the selection of non-employee directors to whom options will be granted, (ii) the number of shares subject to option grants, (iii) the exercise price of an option, or (iv) the term of an option, all of which are specifically set forth in the 2003 Director Plan.

     Any action of the Board of Directors with respect to the interpretation or application of the 2003 Director Plan or options granted under it, is final, and binding on all parties, including the Company, its Stockholders and its employees. The 2003 Director Plan provides that members of the Board of Directors will not be liable for any act or determination taken or made in good faith in their capacities as such members and will be fully indemnified by the Company with respect to such acts and determinations.

Types  of  Awards

     The  terms  and  conditions  governing stock options granted under the 2003
Director  Plan  will  be  set  forth  in  a  written  agreement.

     The maximum term of each option, the times at which each option will be exercisable, and the vesting schedule, if any, associated with a stock option grant are set forth in the Plan, and no option may have a term exceeding ten years. Options will become fully vested and exercisable on the first anniversary of the date of grant.

     Options may be exercised by providing written notice to the Company, specifying the number of shares to be purchased. The notice must be accompanied by payment for such shares and any other document required pursuant to the terms of the applicable Option Agreement. In the discretion of the Board of Directors, payment may be made, in cash or shares of Common Stock, or using cashless exercise procedures, if allowed under applicable law and approved by the Board of Directors.

Transferability  of  Awards

     Grants of stock options and other awards are generally not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death.

Effect  of  No  Longer  Serving  as  a  Director

     Except as otherwise provided in the 2003 Director Plan or in the option agreement, (i) in the event that a director's service with the Company is terminated for any reason other than death or permanent disability, all options will lapse unless exercised, to the extent exercisable at the date of termination, on the last day of the three-month period beginning on the date of the director's termination of service, and (ii) in the event that a director's service with the Company is terminated due to death or permanent disability, all options will lapse unless exercised, to the extent exercisable at the date of termination, on the last day of the twelve-month period beginning on either the director's date of death or date of termination of service.

Amendment,  Suspension  or  Termination  of  the  2003  Director  Plan

     The 2003 Director Plan will terminate on March 26, 2013. Prior to that date, the Board of Directors may amend, modify, suspend or terminate the Plan, subject to stockholder approval when required by law. No amendment, modification, suspension or termination may affect adversely the rights of participants under any outstanding awards or grants of options without their consent.

Federal  Income  Tax  Consequences  of  Option  Awards

     The following is a brief description of the federal income tax consequences generally arising with respect to the grant of options pursuant to the 2003 Director Plan. This summary is based on the Code, regulations, rulings and decisions now in effect, all of which are subject to change by legislation, administrative action or judicial decision. This discussion is intended for the information of Stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2003 Director Plan.

Non-Qualified  Stock  Options

     All options granted under the 2003 Director Plan will be granted as a non-qualified stock option and will not recognize taxable income upon the grant of the non-qualified stock option. Upon the exercise of the non-qualified stock option, the optionee generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of exercise minus the exercise price, and the optionee will have a tax basis in the shares equal to the fair market value of the shares at the time of exercise. A subsequent sale of the shares by the optionee generally will result in short-term or long-term capital gain or loss equal to the sale price of such shares minus the optionee's tax basis in such shares.

     In the event that an optionee forfeits an unexercised non-qualified stock option (or portion of such option), the optionee will not recognize a loss for federal income tax purposes.

Withholding

     Directors receiving shares of Common Stock upon exercise of options under the 2003 Director Plan will be required to pay to the Company the federal, state, and local tax amount, if any, that the Company is required to withhold with respect to such shares.

     The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting of Stockholders is required to adopt this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S 2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN DESCRIBED ABOVE IN PROPOSAL THREE.

                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of Stockholders intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2004 must comply with the rules and regulations of the SEC and must be received by the Company at its principal executive offices, One Millennium Way, Branchburg, New Jersey 08876, no later than December 31, 2003, in order to be included in the proxy statement and form of proxy relating to that Annual Meeting.

     According to the by-laws of the Company, at the Annual Meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before the 2004 Annual Meeting of Stockholders by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the Annual Meeting.


                                  OTHER MATTERS

     The management of the Company knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002 (as filed with the SEC), including the financial statements thereto. All such requests should be directed to Steven T. Sobieski, Secretary, LifeCell Corporation, One Millennium Way, Branchburg, New Jersey 08876.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                                                         ANNEX A

                              LIFECELL CORPORATION
                             AUDIT COMMITTEE CHARTER

I.   STATEMENT  OF  POLICY

     The Audit Committee shall assist the Board of Directors (the "Board") of LifeCell Corporation ("LifeCell") in fulfilling its oversight responsibility by reviewing the accounting and financial reporting processes of LifeCell and its subsidiaries (collectively, the "Company"), the Company's system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of the Company's financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications among the Company's Board of Directors, outside auditors and senior management. The Audit Committee's primary responsibilities and duties are:

     - Serve as an independent and objective party to monitor the Company's financial reporting process, internal control system and disclosure control system.

     - Review and appraise the audit efforts of the Company's independent accountants.

     - Assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company's management regarding financial reporting issues.

     - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities identified in Section IV of this Charter.

     The Company shall be responsible for providing the Audit Committee with appropriate funding, as determined by the Audit Committee, in order to compensate the outside auditors and advisors engaged by or employed by the Audit Committee.

II.  COMPOSITION  OF  THE  AUDIT  COMMITTEE

     The Audit Committee shall consist of at least three "independent" Directors of LifeCell and shall serve at the pleasure of the Board. An "independent" Director is defined as an individual who (a) is not an officer or salaried employee or an affiliate of the Company, (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market or such other securities exchange or market on which LifeCell's securities are traded and (d) except as permitted by the SEC and the Nasdaq Stock Market or such other securities exchange or market on which LifeCell's securities are traded, does not accept any consulting, advisory or other compensatory fee from the Company.

     LifeCell shall use its best efforts to ensure that at least one member of the Audit Committee shall be a "financial expert" as defined by the SEC and the Nasdaq Stock Market or such other securities exchange or market on which LifeCell's securities are traded. Each Audit Committee member must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement.

     The members of the Audit Committee shall be designated by the full Board from time to time. The Board shall designate one member of the Audit Committee to serve as chairperson of the committee.

III. MEETINGS  AND  MINUTES

     The Audit Committee shall meet at least quarterly, with additional meetings if circumstances require, for the purpose of satisfying its responsibilities. The Audit Committee shall maintain minutes of each meeting of the Audit

Committee and shall report the actions of the Audit Committee to the Board, with such recommendations as the Audit Committee deems appropriate.

IV.  RESPONSIBILITIES  AND  DUTIES  OF  THE  AUDIT  COMMITTEE

     The Audit Committee shall oversee and monitor the Company's accounting and financial reporting process, internal control system and disclosure control system, review the audits of the Company's financial statements and review and evaluate the performance of the Company's outside auditors. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company's certificate of incorporation, the Company's bylaws or the Board.

     1. The Audit Committee shall assume direct responsibility for the appointment, retention and oversight of the work of the outside auditors and, when appropriate, the replacement of the outside auditors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit's scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors and shall be authorized to compensate the outside auditors.

     2. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors. The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstances that might adversely affect the outside auditors' independence or judgment with respect to the Company under applicable auditing standards. The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors. Such statement shall confirm that the outside auditors are not aware of any conflict of interest prohibited by
          Section 10A(l) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

     3. The Audit Committee shall require the outside auditors to advise the Audit Committee in advance in the event that the outside auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company's financial statements ("non-audit services"); provided that such non-audit services are not listed in Section 10A(g) of the Exchange Act ("prohibited services"). The Audit Committee shall approve, in advance, any non-audit services to be provided to the Company by the Company's outside auditing firm.

     4. The Audit Committee shall obtain confirmations from time to time from the Company's outside auditing firm that such firm is not providing to the Company (i) any prohibited services, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee. The Audit Committee shall have the authority to approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in
          Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee shall record in its minutes and report to the Board all approvals of non-audit services granted by the Audit Committee.

     5. The Audit Committee shall meet with the outside auditors, with no management in attendance, to openly discuss the quality of the Company's accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company's financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company's accounting principles and underlying estimates and other significant decisions made by the Company's management in preparing the Company's financial disclosures. The Audit Committee shall then meet, without operating management or the outside auditors being present, to discuss the information presented to it.

     6. The Audit Committee shall meet with the outside auditors and management to review the Company's quarterly reports on Form 10-Q and annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such forms are filed with the SEC. The Audit Committee shall require the outside auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the outside auditors and other material written communications between the outside auditors and the Company's management, including management's letters and schedules of unadjusted differences.

     7. Upon the completion of the annual audit, the Audit Committee shall review the audit findings reported to it by the outside auditors, including any comments or recommendations of the outside auditors, with the entire Board.

     8. The Audit Committee shall review all reports received from the federal and state regulatory authorities and assure that the Board is aware of the findings and results. In addition, it will meet with the appropriate members of senior management designated by the Audit Committee to review the responses to the respective regulatory reports.

     9. The Audit Committee shall consider and review with management: (a) significant findings during the year and management's responses thereto, including the status of previous audit recommendations and
          (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information.

     10. The Audit Committee shall consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices, as suggested by the outside auditors or management, and the Audit Committee shall review with the outside auditors and management the extent to which such changes have been implemented (to be done at an appropriate amount of time prior to the implementation of such changes as decided by the Audit Committee).

     11. The Audit Committee shall prepare a letter for inclusion in the Company's proxy statement describing the discharge of the Audit Committee's responsibilities.

     12. The Audit Committee will review and update this Charter periodically, at least annually, and as conditions may dictate. The Audit Committee Charter shall be presented to the full Board for its approval of any changes.

     13. Commencing on such date as Section 102(a) of the Sarbanes-Oxley Act of 2002 (the "Act") becomes effective, the Audit Committee shall obtain confirmation from the outside auditors at the commencement of each audit that such firm is a "registered public accounting firm" as such term is defined under the Act.

     14. The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to perform its duties.

     15. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     16. The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

                                                                         ANNEX B


                              LIFECELL CORPORATION
                              --------------------

                  2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  --------------------------------------------

                                 MARCH 26, 2003
                                 --------------

     1.   PURPOSE.

               This 2003 Non-Employee Director Stock Option Plan (this "Plan") of LifeCell Corporation, a Delaware corporation (the "Company"), is adopted, subject to stockholder approval, for the benefit of the directors of the Company who at the time of their service are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

     2.   ADMINISTRATION.

               This Plan shall be administered by the Board of Directors of the Company (the "Committee"). For the purposes of this Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including (without limitation) the exercise of any power or discretion given to him under this Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of this Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the Committee. Notwithstanding the above, the selection of Non-Employee Directors whom Options are to be granted, the number of shares subject to any Option, the exercise price of any Option and the term of any Option shall be as hereinafter provided and the Committee shall have no discretion as to such matters.

     3.   OPTION  SHARES.

               (a) The stock subject to the Options and other provisions of this Plan shall be shares of the Company's Common Stock, $.001 par value per share (or such other par value as may be designated by act of the Company's stockholders, then "Common Stock"). The total amount of Common Stock with respect to which Options be granted shall not exceed 750,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be
            --------
subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 13 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

               (b) If any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.

     4.   GRANT  OF  OPTIONS.

               (a) Subject to the provisions of Section 3 hereof, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall become a Non-Employee Director after the effective date of this Plan shall be granted, on the date of his initial election by shareholders or initial appointment by the Board of Directors of the Company, an Option to purchase 25,000 shares of Common Stock at a per share option price (the "Option Price") equal to the fair market value of a share of Common Stock on such date (such number of shares being subject to the adjustments provided in Section 13 of this Plan).

               (b) For so long as this Plan is in effect and shares are available for the grant of Options hereunder, on the date of the Company's annual meeting of stockholders, there shall be granted to each person who is a Non-Employee Director on the date of such annual meeting an Option to purchase 10,000 shares of Common Stock at a per share Option

Price equal to the fair market value of a share of the Company's Common Stock on such date (such number of shares being subject to the adjustments provided in
Section  13 of this Plan); provided, however, that any Non-Employee Director who
                           --------  -------
received a grant of Options pursuant to Section 4(a) above shall not be entitled to receive a grant of Options pursuant to this Section 4(b) in the same calendar year.

               (c) For purposes of this Plan, the "fair market value" of a share of Common Stock as of any particular date shall mean (i) if the Common Stock is listed or admitted to trading on any securities exchange or on the National Association of Securities Dealers (the "NASD") Automated Quotation System ("Nasdaq") National Market, the closing price on such day on the principal securities exchange or on the Nasdaq National Market on which the Common Stock is traded or quoted, or if such day is not a trading day for such securities exchange or the Nasdaq National Market, the closing price on the first preceding day that was a trading day, (ii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on the Nasdaq National Market, the closing bid price on such day as reported by the NASD, or if no such price is reported by the NASD for such day, the closing bid price as reported by the NASD an the first preceding day for which such price is available, and (iii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on the Nasdaq National Market and no such closing bid price is reported by the NASD, as determined by another reputable quotation source selected by the Committee in good faith.

     5.   DURATION  OF  OPTIONS.

               Each option granted under this Plan shall be exercisable for a term of ten years from the date such Option first becomes exercisable pursuant to Section 6 hereof, subject to earlier termination as provided in Section 10 of this Plan.

     6.   AMOUNT  EXERCISABLE.

               Each Option granted under this Plan may be exercised in whole or in part at any time commencing one year after the grant thereof.

     7.   EXERCISE  OF  OPTIONS.

               An optionee may exercise his Option by delivering to the Company a written notice stating (a) that such optionee wishes to exercise such Option on the date such notice is so delivered, (b) the number of shares of stock with respect to which such Option is to be exercised and (c) the address to which the certificate representing such shares of stock should be mailed. To be effective, such written notice shall be accompanied by payment of the Option Price of each of such shares of stock. Each such payment shall be made by cash, cashier's check or bank draft drawn on a national banking association or postal or express money order, payable to the order of the Company in United States dollars, or by transferring shares of Common Stock to the Company upon such terms and conditions as determined by the Committee (such as, for example, a requirement that such Common Stock be held for six (6) months if necessary to avoid adverse accounting consequences). Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of the Option. The written notice pursuant to this
Section 7 may also provide instructions from the optionee to the Company that upon receipt of the purchase price in cash from the optionee's broker or dealer, designated as such on the written notice, in payment for any shares of stock purchased pursuant to the exercise of the Option, the Company shall issue such shares of stock directly to the designated broker or dealer. Any Common Stock transferred to the Company as payment of the Option Price shall be valued at their fair market value on the day preceding the date of exercise of such Option. If requested by the Committee, the optionee shall deliver the written agreement evidencing the grant of an Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the optionee. No fractional shares of Common Stock (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares of Common Stock that may be purchased upon exercise shall be rounded to the nearest number of whole shares of Common Stock, but shall not exceed the total number of shares of Common Stock subject to an Option.

               As  promptly  as  practicable after the receipt by the Company of
(a) such written notice from the optionee and (b) payment, in the form required by the foregoing provisions of this Section 7, of the Option Price of the shares of stock with respect to which such Option is to be exercised, a certificate representing the number of shares of stock with respect to which such Option has been so exercised registered in the name of such optionee, shall be delivered to such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.


     8.   MODIFICATION  OR  SUBSTITUTION  OF  OPTIONS.

               The Committee may, in its discretion, modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the optionee's consent.

     9.   TRANSFERABILITY  OF  OPTIONS.

               Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution.

     10.  TERMINATION.

               Except as may be otherwise expressly provided in this Plan, each Option, to the extent it shall not have been exercised previously, shall terminate on the earlier of the following:

               (a) On the last day of the three-month period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors, for any reason other than the death or permanent disability (as defined below) of the optionee, during which period the optionee shall be entitled to exercise all Options held by the optionee on the date on which the optionee ceased to be a member of the Company's Board of Directors which could have been exercised on such date. As used in this section, "permanent disability" means a physical or mental infirmity which impairs the optionee's ability to perform substantially his or her duties;

               (b) On the last day of the twelve-month period commencing either on the date of the optionee's death while serving as a member of the Company's Board of Directors, or on the date of termination as a member of the Company's
Board of Directors due to permanent disability, during which period the optionee, the executor or administrator of the optionee's estate or the person or persons to whom the optionee's Option shall have been transferred by will or the laws of descent or distribution, as the case may be, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such options either on the date of his death, or the date of termination as a member of the Company's Board of Directors due to permanent disability; or

               (c)  Ten  years  after  the  date  of  grant  of  such  Option.

     11.  REQUIREMENTS  OF  LAW.

               The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any determination in this connection by the Committee shall be final, binding and conclusive. If the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act:

               THE  SHARES  OF  STOCK  REPRESENTED  BY  THIS
               CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON

               RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act (as now in effect or as hereafter amended) and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     12.  NO  RIGHTS  AS  STOCKHOLDER.

               No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 13 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior the date of issuance of such certificate.

     13.  CHANGES  IN  THE  COMPANY'S  CAPITAL  STRUCTURE.

               The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Plan and the number of shares to be subject to the grants to be made pursuant to Sections 4(a) and 4(b) shall be adjusted by substituting for the total number and class of shares of stock then reserved or subject to grant the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment, disregarding any fractional shares.

               If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan, or if any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act")) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities, after the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option may be exercised.

               Except as otherwise expressly provided in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

     14.  AMENDMENT  OR  TERMINATION  OF  PLAN.

               The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further
                                     --------  -------
approval of the holders of at least a majority of the outstanding shares of voting stock, or if the provisions of the corporate charter, bylaws or applicable state law prescribes a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) materially increase the benefits accruing to participants under this Plan; (b) materially increase the number of shares of Common Stock which may be issued under this Plan; or (c) materially modify the requirements as to eligibility for participation in this Plan, unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required (x) by law, (y) by the rules and regulations of, or any agreement with, the National Association of Securities Dealers, Inc. or (z) to make available to the optionee with respect to any Option granted under this Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act, or any similar or successor rule. In addition, this Plan may not be amended more than once every six months with respect to the plan provisions referred to in Rule 16b-3(c)(2)(ii)(A) of the Rules and Regulations under the Securities Exchange Act other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All Options granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of such amendment, modification or revision. If this Plan is terminated by action of the Board of Directors, all outstanding Options may be terminated.

     15.  WRITTEN  AGREEMENT.

     Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

     16.  INDEMNIFICATION  OF  COMMITTEE  AND  BOARD  OF  DIRECTORS.

               The Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Option or Options granted hereunder by reason of the fact that such person is or was at any time a director of the Company or a member of the Committee against judgments, fines, penalties, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding. This right of indemnification shall inure to the benefit of the heirs, executors and administrators of each such person and is in addition to all other rights to which such person may be entitled by virtue of the by-laws, of the Company or as a matter of law, contract or otherwise.

     17.  TAX  WITHHOLDING.

               The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or the exercise thereof, including, but not limited to, the withholding of cash which would be paid or delivered pursuant to such exercise or another exercise under this Plan, until the optionee reimburses the Company for the amount the Company is required to withhold with respect to such taxes.

     18.  EFFECTIVE  DATE  OF  PLAN.

               This Plan shall become effective, subject to stockholder approval, on March 26, 2003. This Plan, and all Options granted under this Plan on or after March 26, 2003, and prior to stockholder approval, shall be void and of no further force and effect unless this Plan shall have been approved by the requisite vote of the stockholders entitled to vote at a meeting of the stockholders of the Company called for such purpose prior to March 26, 2004. No option shall be granted pursuant to this Plan on or after March 26, 2013.

                                      PROXY
                              LIFECELL CORPORATION
THIS PROXY FOR HOLDERS OF COMMON STOCK AND SERIES B PREFERRED STOCK IS SOLICITED
                            BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2003

The stockholder of LifeCell Corporation (the "Company") whose signature appears on the reverse side hereof hereby appoints Paul G. Thomas and Steven T. Sobieski, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held Friday, May 30, 2003, at 10:00 a.m. EDT, at the Hilton Garden Inn, 500 Promenade Boulevard, Bridgewater, New Jersey 08807, or any adjournment thereof.

The proposals set forth below are more fully described in the LifeCell Corporation Proxy Statement dated April 25, 2003 (the Proxy Statement).

1. ELECTION OF DIRECTORS:

  [ ]  FOR all of the nominees listed below    [ ]  WITHHOLD AUTHORITY
  (except as indicated to the contrary below)  to vote for election of directors


NOMINEES (to be elected by the holders of Common Stock and Series B Preferred Stock, voting together as a single class): Paul G. Thomas, Michael E. Cahr, David Fitzgerald, James G. Foster and Jonathan Silverstein.
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

2. Proposal to approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of the Company's common stock reserved for issuance thereunder from 1,500,000 to 3,500,000.

                [ ] ABSTAIN           [ ] FOR           [ ] AGAINST


--------------------------------------------------------------------------------

3.  Proposal  to  approve  the  Company's  2003  Director  Stock  Option  Plan.

                [ ] ABSTAIN           [ ] FOR           [ ] AGAINST


================================================================================

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors and FOR the proposals as set forth in Item 2 and Item 3.


     Dated:________________________________________,  2003

     ______________________________________________________

     ______________________________________________________

     (Signature  of  Stockholder(s))
     Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as it appears.
     PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY